                                                                     EXHIBIT 4.1

THIS CONVERTIBLE NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR ANY SUCH OFFER, SALE OR TRANSFER IS MADE UNDER AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.


                      AMENDED AND RESTATED CONVERTIBLE NOTE


Date:  October 9, 2001                                               $__________


         FOR VALUE RECEIVED, LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC., a corporation organized under the laws of the State of Delaware (the "CORPORATION" or the "BORROWER"), hereby promises to pay to the order of _______________ or any assign registered on the books and records of the Corporation (individually, the "HOLDER," and collectively with the holders of all other notes of same like and tenor, the "HOLDERS") the sum of _______________________ Dollars ($___) on July 25, 2005 (the "SCHEDULED MATURITY DATE"), and to pay interest on the unpaid principal balance hereof for each year (or portion thereof) that this Note is outstanding in an amount equal to seven and one-half percent (7.5%) per annum, compounded annually. Interest shall accrue on the unpaid principal balance hereof from July 25, 2000 (the "ISSUE DATE") until the same becomes due and payable, whether at maturity or upon prepayment, repayment or otherwise. Any amounts on this Note which are not paid when due shall bear interest at the rate equal to the lower of fifteen percent (15%) per annum and the highest rate permitted by law from the due date thereof until the same is paid. Interest shall be calculated based on a 360-day year and shall commence accruing on the Issue Date and, to the extent not converted in accordance with the provisions hereof, shall be payable in arrears at such time as the outstanding principal balance hereof with respect to which such interest has accrued becomes due and payable hereunder. All payments of principal and interest (to the extent not converted in accordance with the terms hereof) shall be made in, and all references herein to monetary denominations shall refer to, lawful money of the United States of America. All payments shall be made at such address as the Holder shall have given or shall hereafter give to the Borrower by written notice in accordance with the provisions of this Note.

         This Note is being issued by the Borrower along with similar convertible subordinated term notes (the "OTHER NOTES" and, together with this Note, the "NOTES") pursuant to that certain Agreement, dated as of the date hereof, by and among the Borrower and the other signatories thereto.

         Payment of this Note is secured by a security interest in certain property of the Corporation pursuant to a deed of hypothec and a security agreement, each of even date herewith between the Corporation, Capital Ventures International, Inc. and Castle Creek Technology

Partners LLC (collectively, the "DEED OF HYPOTHEC"). The indebtedness evidenced by this Note, and the payment of the principal hereof, and any interest hereon, is senior in all respects to all other indebtedness of the Corporation now existing or hereinafter incurred, except for the indebtedness set forth on SCHEDULE A hereto and except for Senior Indebtedness. "Senior Indebtedness" means (i) any equipment lease financing or purchase money security interest entered into by the Corporation pursuant to which the Corporation grants a security interest in leased or purchased equipment and (ii) deferrals, renewals, extensions and refundings of any such indebtedness or obligations described in
(i) above, and (iii) any other indebtedness of the Corporation which the Corporation and the holders of more than 50% of the unpaid principal amount of the Notes then outstanding may hereafter from time to time expressly and specifically agree in writing shall constitute Senior Indebtedness. Notwithstanding the foregoing, Senior Indebtedness shall not include indebtedness of the Company evidenced by the other Notes, which shall rank equally and ratably with this Note.

                                   ARTICLE I
                                   PREPAYMENT

         A. PERMITTED PREPAYMENT BY CORPORATION. This Note may be prepaid by the Corporation in whole or in part at any time and from time to time. Any such prepayment shall be without premium or penalty.

         B.       MANDATORY PREPAYMENT AT ELECTION OF HOLDER.

         Upon the occurrence of an Event of Default (as defined below) and the election by the Holder to require prepayment, this Note shall be prepaid by the Corporation in accordance with the provisions of Article VI hereof.

                                   ARTICLE II
                               CERTAIN DEFINITIONS

         The following terms shall have the following meanings:

         A. "CLOSING BID PRICE" means, for any security as of any date, the closing bid price of such security on the principal United States securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Corporation and reasonably acceptable to Holders of a majority of the aggregate principal amount represented by the then outstanding Notes ("MAJORITY HOLDERS") if Bloomberg Financial Markets is not then reporting closing bid prices of such security) (collectively, "BLOOMBERG"), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of all market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc., in each case for such date or, if such date was not a trading date for such security, on the next preceding date which was a trading date. If the Closing Bid Price cannot be calculated for such security as of either of such dates on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the

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
Corporation and reasonably acceptable to the Majority Holders, with the costs of such appraisal to be borne by the Corporation.

         B. "CONVERSION AMOUNT" means the portion of the principal amount of this Note being converted plus any accrued and unpaid interest thereon through the Conversion Date, each as specified in the notice of conversion in the form attached hereto (the "NOTICE OF CONVERSION").

         C. "CONVERSION DATE" means, for any Optional Conversion (as defined below), the date specified in the Notice of Conversion so long as the copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Corporation at or before 11:59 p.m., New York City time, on the Conversion Date indicated in the Notice of Conversion; provided, however, that if the Notice of Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the date the Holder faxes or otherwise delivers the Notice of Conversion to the Corporation.

         D. "CONVERSION PRICE" means, for any Conversion Date, $1.44, subject to adjustment as provided herein.

         E. "VOLUME WEIGHTED AVERAGE PRICE" means, for any security as of any date, the Volume Weighted Average Price of such security on the principal United States securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of all market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc., in each case for such date or, if such date was not a trading date for such security, on the next preceding date which was a trading date. If the Volume Weighted Average Price cannot be calculated for such security as of either of such dates on any of the foregoing bases, the Volume Weighted Average Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Corporation and reasonably acceptable to the Majority Holders, with the costs of such appraisal to be borne by the Corporation.

                                  ARTICLE III
                                   CONVERSION

         A. CONVERSION AT THE OPTION OF THE HOLDER. Subject to the limitations on conversions contained in Paragraph D of this Article III, the Holder may, at any time and from time to time on or after the Issue Date, convert (an "OPTIONAL CONVERSION") all or any part of the outstanding principal amount of this Note, plus all accrued interest thereon through the Conversion Date, into a number of fully paid and nonassessable shares of Common Stock determined in accordance with the following formula:

                                CONVERSION AMOUNT
                                Conversion Price

         B. MECHANICS OF CONVERSION. In order to effect an Optional Conversion, a Holder shall: (x) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Corporation and (y) surrender or cause to be surrendered this Note, duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Corporation. Upon receipt by the Corporation of a facsimile copy of a Notice of Conversion from a Holder, the Corporation shall as soon as practicable thereafter send, via facsimile, a confirmation to such Holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Corporation regarding the conversion. The Corporation shall not be obligated to issue shares of Common Stock upon a conversion unless either this Note is delivered to the Corporation as provided above, or the Holder notifies the Corporation or the transfer agent that this Note has been lost, stolen or destroyed and delivers the documentation to the Corporation required by Article IX.H hereof.

                  (i) DELIVERY OF COMMON STOCK UPON CONVERSION. Upon the surrender of this Note accompanied by a Notice of Conversion, the Corporation shall, no later than the later of (a) the second business day following the Conversion Date and (b) the business day following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after delivery of the documentation required by Article IX.H) (the "DELIVERY PERIOD"), cause its transfer agent to issue and deliver to the Holder or its nominee (x) that number of shares of Common Stock issuable upon conversion of the portion of this Note being converted and (y) a new Note in the form hereof representing the balance of the principal amount hereof not being converted, if any. If the Corporation's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the Holder thereof is not then required to return such certificate for the placement of a legend thereon, the Corporation shall cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of the Holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DTC TRANSFER"). If the aforementioned conditions to a DTC Transfer are not satisfied, the Corporation shall cause its transfer agent to deliver to the Holder physical certificates representing the Common Stock issuable upon conversion. Further, a Holder may instruct the Corporation to cause its transfer agent to deliver to the Holder physical certificates representing the Common Stock issuable upon conversion in lieu of delivering such shares by way of DTC Transfer.

                  (ii) TAXES. The Corporation shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of the shares of Common Stock upon the conversion of this Note.

                  (iii) NO FRACTIONAL SHARES. If any conversion of this Note would result in the issuance of a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion of the Notes shall be the next higher whole number of shares.



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
                  (iv) CONVERSION DISPUTES. In the case of any dispute with respect to a conversion, the Corporation shall promptly issue such number of shares of Common Stock as are not disputed in accordance with subparagraph (i) above. If such dispute involves the calculation of the Conversion Price or the Conversion Amount, the Corporation shall submit the disputed calculations to an independent outside accountant via facsimile within two business days of receipt of the Notice of Conversion. The accountant, at the Corporation's sole expense, shall review the calculations and notify the Corporation and the Holder of the results no later than two business days from the date it receives the disputed calculations. If after such independent accountant's review the Corporation and the Holder cannot resolve such dispute, the Corporation and the Holder shall use their best efforts to resolve such dispute through mediation prior to commencing litigation. Upon resolution of such dispute (through mediation or otherwise), the Corporation shall then issue the appropriate number of shares of Common Stock in accordance with subparagraph (i) above.

         C.       MANDATORY CONVERSION

                  (i) If at any time all of the Required Conditions (as defined in subparagraph (iii) below) are satisfied, the Corporation shall have the right, subject to the limitations set forth in Article III.D), to require the conversion (a "MANDATORY CONVERSION") of the outstanding principal amount of this Note, plus all accrued interest thereon, into a number of fully paid and nonassessable shares of Common Stock at the Conversion Price in effect on the Effective Date of Mandatory Conversion (as defined below). If the Mandatory Conversion occurs, the Corporation and the Holders shall follow the applicable conversion procedures set forth in Article III.B (including the requirement that the Holder deliver this Note to the Corporation); provided, however, that the Holder shall not be required to deliver a Notice of Conversion to the Corporation. The Holder may convert all or any portion of the outstanding principal amount of this Note, plus all accrued interest thereon, into a number of fully paid and nonassessable shares of Common Stock by delivering a Notice of Conversion to the Corporation at any time prior to the Effective Date of Mandatory Conversion.

                  (ii) The Corporation shall effect a Mandatory Conversion by giving at least 30 trading days but not more than 40 trading days' prior written notice (the "MANDATORY CONVERSION NOTICE") to the Holder, of the date on which such Mandatory Conversion is to become effective (the "Effective Date of Mandatory Conversion"), which Mandatory Conversion Notice shall be deemed to have been delivered to the Holder on the trading day after the Corporation's fax (with a copy sent by overnight courier) of such notice to the Holder. The Mandatory Conversion Notice shall be accompanied by a certificate of the President of the Corporation certifying as to the satisfaction of the Required Conditions. No Mandatory Conversion Notice shall be effective hereunder unless it is delivered to all Holders of Notes within ten trading days of any satisfaction of all of the Required Conditions set forth in subparagraph (iii) below; provided, however, the Corporation shall be entitled to deliver such notice after such ten day period if all of the Required Conditions continue to be satisfied. The failure of the Company to deliver a Mandatory Conversion Notice upon satisfaction of the Required Conditions shall not preclude the Company from subsequently delivering such notice if the Required Conditions are again satisfied. Upon the surrender of this Note, the Corporation shall issue and deliver to the Holder the shares of Common Stock to which the Holder is entitled upon the Mandatory Conversion.



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
                  (iii) The "REQUIRED CONDITIONS" shall consist of the following:

                           (1)      at least 30 months shall have elapsed since
the Issue Date;

                           (2)      the Volume Weighted Average Price for the
Common Stock for any 40 consecutive trading day period equals or exceeds $50.00 (subject to equitable adjustment for stock splits, stock dividends, recapitalizations and similar events ("EQUITABLE ADJUSTMENTS")), provided that such period commences after or during the final two months of the 30-month period referred to in subparagraph (1) above;

                           (3)      the average trading volume (excluding block
trades) of the Common Stock on the NASDAQ National Market ("NASDAQ") or, if the Common Stock is not then traded on NASDAQ, the principal United States securities exchange where the Common Stock is then traded, during such 40 consecutive trading day period equals or exceeds 120,000 shares per day;

                           (4)      all shares of Common Stock issuable upon
conversion of this Note are then (a) authorized and reserved for issuance, (b) registered under the Securities Act for resale by the Holders (and, in the case of subparagraphs (2) and (3) above, have been so registered throughout such 40 consecutive trading day period) or may be immediately resold by the Holders pursuant to Rule 144 under the Securities Act without any limitation on the number of such shares that can be immediately resold and (c) eligible to be listed or traded on any of the New York Stock Exchange ("NYSE"), the American Stock Exchange ("AMEX") or the NASDAQ (or the successor to any of them); and

                           (5)      no Event of Default (as defined in Article
VI below) shall have occurred without having been cured.

For purposes of this Note, a "block trade" is a trade of either 25,000 or more shares or a quantity of shares having a market value of $200,000 or more.

         D. LIMITATIONS ON CONVERSIONS. The conversion of this Note shall be subject to the following limitation:

                  (i) NO FIVE PERCENT HOLDERS. In no event shall a Holder of the Notes have the right to convert any portion of this Note into shares of Common Stock or to dispose of any portion of this Note to the extent that such right to effect such conversion or disposition would result in the Holder or any of its affiliates beneficially owning more than 4.99% of the outstanding shares of Common Stock. To the extent the Holder of this Note owns other securities with a limitation on conversion, exercise or disposition analogous to the limitation set forth in this Article III.D, the limitations on conversion, exercise and disposition of this Note and such securities shall be applied collectively to all such securities so that the Holder may select the order in which it wishes to convert, exercise or dispose of such securities and the Holder of this Note will only have the right to effect conversions, exercises and dispositions of all such securities to the extent that such conversions, exercises and dispositions do not result in the Holder or any of its affiliates beneficially owning more than 4.99% of the outstanding shares of Common Stock. For purposes of this subparagraph, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and

Regulation 13 D-G thereunder. The restriction contained in this subparagraph D shall not be altered, amended, deleted or changed in any manner whatsoever unless the holders of a majority of the outstanding shares of Common Stock, the Holder and the Holders of a majority of the outstanding principal amount of the Notes shall approve, in writing, such alteration, amendment, deletion or change.

                                   ARTICLE IV
                      RESERVATION OF SHARES OF COMMON STOCK

         A. RESERVED AMOUNT. On the Issue Date, the Corporation shall reserve 10,800,000 shares of the authorized but unissued shares of Common Stock for issuance upon conversion of the Notes, and thereafter the number of authorized but unissued shares of Common Stock so reserved (the "RESERVED AMOUNT") shall not be decreased and shall at all times be sufficient to provide for the full conversion of the Notes (including an amount equal to the interest that would accrue over a two-year period on the original principal balance of this Note) at a price equal to the Conversion Price, taking into account any adjustments pursuant to Article VII hereof, and to provide for any shares of Common Stock issued or then issuable as a result of a Conversion Default hereunder, the occurrence of an Event of Default hereunder or any other payment convertible into shares of Common Stock pursuant to the terms hereof or that certain Registration Rights Agreement, as amended (the "REGISTRATION RIGHTS AGREEMENT") by and among the Corporation and the other signatories thereto entered in connection with the Securities Purchase Agreement, as amended, by and among the Corporation and the Holders (the "SECURITIES PURCHASE AGREEMENT"). The Reserved Amount shall be allocated to the Holders of the Notes as provided in
Article IX.D.

         B. INSUFFICIENT SHARES. If the Corporation is prohibited, at any time, from issuing shares of Common Stock upon conversion of the Notes to any Holder because the Corporation does not then have available a sufficient number of authorized and unissued shares of Common Stock, the Holder shall be entitled to exercise the remedies set forth in Article VI.

                                   ARTICLE V
                         FAILURE TO SATISFY CONVERSIONS

         A. CONVERSION DEFAULTS. The following shall constitute a "CONVERSION DEFAULT": (i) following the submission by a Holder of a Notice of Conversion, the Corporation fails for any reason to deliver, in accordance with the delivery instructions contained in the Notice of Conversion, on or prior to the tenth trading day following the expiration of the Delivery Period for such conversion, such number of freely tradeable shares of Common Stock to which such Holder is entitled upon such conversion or (ii) other than in accordance with
Article III.B(iv), the Corporation provides notice (or otherwise indicates) to any Holder at any time of its intention not to issue freely tradeable shares of Common Stock upon exercise by any Holder of its conversion rights in accordance with the terms of the Notes, or (iii) the Corporation is prohibited, at any time, from issuing shares of Common Stock upon the conversion of the Notes to any Holder because the Corporation does not have available a sufficient number of or authorized and unissued shares of Common Stock. Upon the occurrence of a Conversion Default and until the Default Cure Date, the Holder shall be entitled to the remedies set forth in Article VI; provided, however, that the Holder shall not be entitled to exercise the remedies set forth in Article VI hereof for a Conversion Default of the type enumerated in Article V.A(i) hereof until the eighth trading day after the date that such Conversion Default remains uncured.

         "DEFAULT CURE DATE" means (i) with respect to a Conversion Default described in clause (i) of its definition, the date the Corporation effects the conversion of all of the outstanding Notes, subject to the applicable Notice of Conversion, and (ii) with respect to a Conversion Default described in clause
(ii) of its definition, the date the Corporation issues freely tradeable shares of Common Stock in satisfaction of all conversions of the Notes in accordance with Article V.A, and (iii) with respect to either type of a Conversion Default, the date on which the Corporation prepays the Notes held by such Holder pursuant to paragraph B of this Article V.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

         A. EVENTS OF DEFAULT. In the event (each of the events described in clauses (i)-(vii) below after expiration of the applicable cure period (if any) being an "EVENT OF DEFAULT"):

                  (i) the Corporation fails to pay the principal hereof or any accrued and unpaid interest hereon when due, whether at maturity, upon acceleration or otherwise and such failure continues for a period of five trading days after the due date thereof;

                  (ii) the Corporation either (a) fails to pay, when due, or within any applicable grace period, any payment with respect to any indebtedness of the Corporation in excess of $250,000 due to any third party (including, without limitation, any of the Other Notes), other than payments contested by the Corporation in good faith, or otherwise is in breach or violation of any agreement for monies owed or owing in an amount in excess of $250,000 which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (b) suffers to exist any other default or event of default under any agreement binding the Corporation which default or event of default would or is likely to have a material adverse effect on the business, operations, properties, prospects or financial condition of the Corporation, other than as set forth in Article VI.A(vii);

                  (iii) after December 31, 2002, the Common Stock (including any of the shares of Common Stock issuable upon conversion of the Notes), is suspended from trading on any of, or is not listed (and authorized) for trading on at least one of, the NYSE, the AMEX or NASDAQ for an aggregate of ten trading days in any nine month period;

                  (iv) the amendment to the Registration Statement referred to in Section 3(b) of the Registration Rights Agreement, as amended to date, has not been filed with the SEC within 30 days of the date of this Note or has not been declared effective within 60 days of the date of such filing, or the Registration Statement cannot be utilized by the Holders of the Notes for the resale of all of their Registrable Securities (as defined in the Registration Rights Agreement) for an aggregate of more than 30 days during any 365-day period. Notwithstanding the foregoing, in the event the Company exercises its rights under Section 3(f) of the Registration Rights Agreement, no Event of Default under this Article VI.A(iv) shall be deemed to have occurred unless the Registration Statement cannot be utilized by the Holders of the Notes for the resale of all of their Registrable Securities (as defined in the Registration Rights Agreement) for an aggregate of more than 45 days during any 365-day period;

                  (v) the Corporation fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the Holders of the Notes upon conversion of any of the Notes as and when required by this Note, the Securities Purchase Agreement or the Registration Rights Agreement (a "LEGEND REMOVAL FAILURE"), and any such failure continues uncured for fifteen trading days after the Corporation has been notified thereof in writing by the Holder;

                  (vi) other than in accordance with Article III.B(iv), the Corporation provides notice (or otherwise indicates) to any Holder of the Notes, including by way of public announcement, at any time, of its intention not to issue, or otherwise refuses to issue, shares of Common Stock to any Holder of the Notes upon conversion in accordance with the terms of the Notes;

                  (vii) the Corporation otherwise shall breach any material term hereunder (other than as set forth in Article VI.A(i) and including, without limitation, Article IV hereof) or under Agreements, dated the date hereof, between the Corporation and each of the Holders (as defined herein) (the "Agreement"), the Securities Purchase Agreement, as amended, or the Registration Rights Agreement (as defined in the Securities Purchase Agreement, as amended), the Deed of Hypothec or the Security Agreement (each as defined in the Agreement) including, without limitation, the representations and warranties contained therein and if such breach if curable, remains uncured for more than 60 days after the Corporation has been notified thereof in writing by the Holder or the Corporation fails to diligently pursue the cure of such breach during such 60-day period;

                  (viii) the Corporation or any subsidiary of the Corporation shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed; or

                  (ix) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Corporation or any subsidiary of the Corporation and if instituted against the Corporation by a third party, shall not be dismissed within 60 days of their initiation;

then, upon the occurrence of any such Event of Default, at the option of each Holder, exercisable in whole or in part at any time and from time to time by delivery of a Default Notice (as defined below) to the Corporation while such Event of Default continues, the Corporation shall pay such Holder (and upon the occurrence of an Event of Default specified in subparagraphs (viii) and (ix) of this Paragraph A, the Corporation shall be required to pay the Holders), the outstanding principal amount of the Notes and accrued and unpaid interest thereon, all without demand, presentment or notice, all of which are hereby expressly waived, together with all costs, including, without limitation, legal fees and expenses of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity. For the avoidance of doubt, the occurrence of any event described in clauses (vi), (viii) or (ix) above shall immediately constitute an Event of Default and there shall be no cure period.

         Following the submission of a Default Notice, the Holder of this Note shall have the right to continue to submit Notices of Conversion and to convert this Note until such time (if any) as the Corporation pays to the Holder the Default Amount.

         Upon the Corporation's receipt of any Default Notice hereunder (other than during the three trading day period following the Corporation's delivery of a Default Announcement (as defined below) to all of the Holders in response to the Corporation's initial receipt of a Default Notice from a Holder of the Notes), the Corporation shall immediately (and in any event within three trading days following such receipt) deliver a written notice (a "DEFAULT ANNOUNCEMENT") to all Holders of the Notes stating the date upon which the Corporation received such Default Notice and the amount of the Notes covered thereby. The Corporation shall not redeem any Notes during the three trading day period following the delivery of a required Default Announcement hereunder. At any time and from time to time during such three trading day period, each Holder of the Notes may request (either orally or in writing) information from the Corporation with respect to the instant default (including, but not limited to, the aggregate principal amount outstanding of Notes covered by Default Notices received by the Corporation) and the Corporation shall furnish (either orally or in writing) as soon as practicable such requested information to such requesting Holder. In the event the Corporation is not able to repay all of the outstanding Notes within five trading days after its receipt of a notice requiring such payment (a "DEFAULT NOTICE") the Corporation shall repay the outstanding Notes to each Holder pro rata, based on the total amounts due under the Notes at the time of repayment included by such Holder in all Default Notices delivered prior to the date upon which such repayment is to be effected relative to the total amounts due under all Notes at the time of repayment included in all of the Default Notices delivered prior to the date upon which such payment is to be effected.

                                  ARTICLE VII
                       ADJUSTMENTS TO THE CONVERSION PRICE

         The Conversion Price shall be subject to adjustment from time to time as follows:

         A. STOCK SPLITS, STOCK DIVIDENDS, ETC. If, at any time on or after the Issue Date, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Conversion Price shall be proportionately increased. In such event, the Corporation shall notify the Corporation's transfer agent of such change on or before the effective date thereof.

         B.       ADJUSTMENT DUE TO MERGER, CONSOLIDATION, ETC. Subject to
Section 4(h) of the Securities Purchase Agreement, if, at any time after the Issue Date, there shall be (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Corporation with any other entity (other than a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of the Corporation or (iv) any share exchange pursuant to which all of the outstanding shares of

Common Stock are converted into other securities or property (each of (i) - (iv) above being a "CORPORATE CHANGE"), then the Holders of the Notes shall thereafter have the right to receive upon conversion, in lieu of the shares of Common Stock otherwise issuable, such shares of stock, securities and/or other property as would have been issued or payable in such Corporate Change with respect to or in exchange for the number of shares of Common Stock which would have been issuable upon conversion (without giving effect to the limitations contained in Article III.D) had such Corporate Change not taken place, and in any such case, appropriate provisions (in form and substance reasonably satisfactory to the Holders of a majority of the principal amount of the Notes then outstanding) shall be made with respect to the rights and interests of the Holders of the Notes to the end that the economic value of the Notes are in no way diminished by such Corporate Change and the provisions hereof (including, without limitation, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is not the Corporation). The Corporation shall not effect any Corporate Change unless (i) each Holder of the Notes has received written notice of such transaction at least 20 days prior thereto and (ii) if required by Section 4(h) of the Securities Purchase Agreement, the consent of the Purchasers (as defined in the Securities Purchase Agreement) shall have been obtained in accordance with such Section 4(h). The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of Common Stock authorized and available for issuance upon conversion of the Notes outstanding as of the date of such transaction, and shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

         C. ADJUSTMENT DUE TO DISTRIBUTION. If, at any time after the Issue Date, the Corporation shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Corporation's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "DISTRIBUTION"), then the Holders of the Notes shall be entitled, upon any conversion of the Notes after the date of record for determining stockholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion (without giving effect to the limitations contained in Article III.D) had such Holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such Distribution. If the Distribution involves rights, warrants, options or any other form of convertible securities and the right to exercise or convert such securities would expire in accordance with its terms prior to the conversion of this Note, then the terms of such securities shall provide that such exercise or convertibility right shall remain in effect until 30 days after the date the Holder of the Notes receives such securities pursuant to the conversion hereof.

         D. ISSUANCE OF OTHER SECURITIES. If, at any time after the date of this Note, the Corporation issues or sells, or in accordance with Article VII.D(i) hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Market Price on the Measurement Date (as such terms as hereinafter defined) (a "DILUTIVE ISSUANCE"), then effective immediately upon the Dilutive Issuance, the Conversion Price will be adjusted in accordance with the following formula:

         C' = C x            O+P/M
                             -----
                             CSDO
         where:

         C'     =  the adjusted Conversion Price;
         C      =  the then current Conversion Price;
         M      =  the Market Price on the Measurement Date:
         O      =  the number of shares of Common Stock outstanding
                   immediately prior to the Dilutive Issuance;
         P      =  the aggregate consideration, calculated as set
                   forth in Article VII.D(i) hereof, received by the
                   Corporation upon such Dilutive Issuance; and
         CSDO   =  the total number of shares of Common Stock Deemed
                   Outstanding (as defined in Article VII.D(ii) below) immediately after the Dilutive Issuance.

Notwithstanding the foregoing, no adjustment shall be made pursuant to this
Article VII.D if such adjustment would result in an increase in the Conversion Price.

                  (i) EFFECT ON CONVERSION PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Conversion Price under this Article VII.D, the following will be applicable:

                           (a) ISSUANCE OF RIGHTS OR OPTIONS. Except as otherwise set forth in this Article VII.D, if the Corporation in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities exercisable, convertible into or exchangeable for Common Stock ("CONVERTIBLE SECURITIES") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "OPTIONS") and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Market Price in effect on the Measurement Date ("BELOW MARKET OPTIONS"), then the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will, as of the date of the issuance or grant of such Below Market Options, be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Below Market Options" is determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or granting of all such Below Market Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of all such Below Market Options, plus, in the case of Convertible Securities issuable upon the exercise of all such Below Market Options, the minimum aggregate amount of additional consideration payable upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of such Below Market Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon the exercise of such Below Market Options or upon the exercise, conversion or exchange of Convertible Securities issuable upon exercise of such Below Market Options. If, in any case, the total number of shares of Common Stock issuable upon exercise of any Below Market Options or upon exercise, conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such option or to exercise, convert or exchange such Convertible Securities shall have expired or terminated, the Conversion Price then in effect will be readjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Below Market Options or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

                           (b)      ISSUANCE OF CONVERTIBLE SECURITIES.

                           (AA)     If the Corporation in any manner issues or
sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such exercise, conversion or exchange (as determined pursuant to Article VII.D(i)(b)(BB) if applicable) is less than the Market Price in effect on the Measurement Date, then the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued or sold by the Corporation for such price per share. For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such exercise, conversion or exchange" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities (taking into account the value of any warrants or other securities issued to the purchasers of such Convertible Securities), plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon exercise, conversion or exchange of such Convertible Securities.

                           (BB)     If the Corporation in any manner issues or
sells any Convertible Securities with a fluctuating conversion or exercise price or exchange ratio (a "VARIABLE RATE CONVERTIBLE SECURITY"), then the "price per share for which Common Stock is issuable upon such exercise, conversion or exchange" for purposes of the calculation contemplated by Article VII.D
(i)(b)(AA) shall be deemed to be the lowest price per share which would be applicable (assuming all holding period and other conditions to any discounts contained in such Convertible Security have been satisfied) if the Market Price on the Measurement Date was 75% of the Market Price on such date (the "ASSUMED VARIABLE MARKET PRICE"). Further, if the Market Price at any time or times thereafter is less than or equal to the Assumed Variable Market Price last used for making any adjustments under this Article VII.D with respect to any Variable Rate Convertible Security, the Conversion Price in effect at such time shall be readjusted to equal the Conversion Price which would have resulted if the Assumed Variable Market Price at the time of issuance of the Variable Rate Convertible Security had been 75% of the Market Price existing at the time of the adjustment required by this sentence.

                           (c) CHANGE IN OPTION PRICE OR CONVERSION RATE. If there is a change at any time in (i) the amount of additional consideration payable to the Corporation upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Corporation upon the exercise, conversion or exchange of any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (in each such case, other than under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such change will be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

                           (d) CALCULATION OF CONSIDERATION RECEIVED. If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Note will be the amount received by the Corporation therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Corporation in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, including, in the case of a strategic or similar arrangement in which the other entity will provide services to the Corporation, purchase services from the Corporation or otherwise provide intangible consideration to the Corporation, the amount of the consideration other than cash received by the Corporation (including the net present value of the contribution expected by the Corporation for the provided or purchased services) will be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation will be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration therefore will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The Corporation shall calculate, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration other than cash or securities; provided, however, that if the Holder does not agree to such fair market value calculation within three business days after receipt thereof from the Corporation, then such fair market value will be determined in good faith by an investment banker or other appropriated expert of national reputation selected by the Corporation and reasonably acceptable to the Holder, with the costs of such appraisal to be borne by the Corporation.

                           (e) EXCEPTIONS TO ADJUSTMENTS OF CONVERSION PRICE. No adjustment to the Conversion Price will be made (i) upon the exercise of any warrants, options or convertible securities issued and outstanding on July 25, 2000 in accordance with the terms of such securities as of such date; (ii) upon the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee benefit plan of the Corporation now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the non-employee members of the Board of Directors of the Corporation or a majority of the members of a committee of non-employee directors established for such purpose; (iii) upon the issuance of any Notes in accordance with the terms of the Securities Purchase Agreement; or (iv) upon conversion of the Notes.

                  (ii)     CERTAIN DEFINITIONS.

                           (a) "COMMON STOCK DEEMED OUTSTANDING" shall mean the number of shares of Common Stock actually outstanding (not including shares of Common Stock held in the treasury of the Company), plus (x) in the case of any adjustment required by Article VII.D resulting from the issuance of any Options, the maximum total number of shares of Common Stock issuable upon the exercise of the Options for which the adjustment is required (including any Common Stock issuable upon the conversion of Convertible Securities issuable upon the exercise of such Options), and (y) in the case of any adjustment required by
                           Article VII.D resulting from the issuance of any Convertible Securities, the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of the Convertible Securities for which the adjustment is required, as of the date of issuance of such Convertible Securities, if any.

                           (b) "MARKET PRICE," as of any date, (i) means the average of the closing bid prices for the shares of Common Stock as reported on NASDAQ by Bloomberg for the five consecutive trading days immediately preceding such date, or (ii) if NASDAQ is not the principal trading market for the shares of Common Stock, the average of the last reported bid prices as reported by Bloomberg on the principal trading market for the Common Stock during the same period, or, if there is no bid price for such period, the last reported sales price as reported by Bloomberg for such period, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the average fair market value as reasonably determined by an investment banking firm selected by the Corporation and reasonably acceptable to the Holder, with the costs of the appraisal to be borne by the Corporation. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

                           (c) "COMMON STOCK," for purposes of this Article VII.D, includes the Common Stock and any additional class of stock of the Corporation having no preference as to dividends or distributions on liquidation, provided that the shares issuable pursuant to this Note shall include only Common Stock in respect of which this Note if convertible, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reclassification, consolidation, merger, or sale of the character referred to in Article VII.B, the stock or other securities or property provided for in such section.

                           (d) "MEASUREMENT DATE" means (i) for purposes of any private offering of securities under Section 4(2) or Regulation D of the Securities Act of 1933, as amended, the date that the Corporation enters into legally binding definitive agreements for the issuance and sale of such securities and (ii) for purposes of any other issuance of securities, the date of issuance thereof.

         E. PURCHASE RIGHTS. If, at any time after the Issue Date, the Corporation issues any Convertible Securities or rights to purchase stock, warrants, securities or other property (the "PURCHASE RIGHTS") pro rata to the record holders of any class of Common Stock, then the

Holders of the Notes will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Notes (without giving effect to the limitations contained in Article III.D) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

         F. NOTICE OF ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article VII, the Corporation, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each Holder of the Notes a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any Holder of the Notes, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment,
(ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of any Note.

         G. OTHER ACTION AFFECTING CONVERSION PRICE. If the Corporation takes any action affecting the Common Stock after the date hereof that would be covered by Article VII.A through F, but for the manner in which such action is taken or structured, which would in any way diminish the value of this Note, then the Conversion Price shall be adjusted in such manner as the Board of Directors of the Company shall in good faith determine to be equitable under the circumstances.

                                  ARTICLE VIII
                                   REDEMPTION

         A. REDEMPTION EVENTS. In the event (each of the events described in clauses (i) - (iii) below being a "REDEMPTION EVENT"), the Corporation shall:

                  (i) sell, convey or dispose of all or substantially all of its assets (the presentation of any such transaction for stockholder approval being conclusive evidence that such transaction involves the sale of all or substantially all of the assets of the Corporation);

                  (ii) merge, consolidate or engage in any other business combination with any other entity (other than pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Corporation and other than pursuant to a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged); or

                  (iii) have fifty percent (50%) or more of the voting power of its capital stock owned beneficially by one person, entity or "group" (as such term is used under Section 13(d) of the Securities Exchange Act of 1934, as amended), other than Dr. S. Iraj Najafi, Dr. Mark P. Andrews, Molex Incorporated and the Holders, acting together, Molex Incorporated acting individually, or the Holders acting together or individually;

then, upon the occurrence of any such Redemption Event, subject to Section 4(h) of the Securities Purchase Agreement, each Holder at its option, exercisable in whole or in part at any time and from time to time by delivery of a Redemption Notice (as defined below) to the Corporation, shall cause the Corporation to redeem the Notes for a redemption price, payable in cash, in an amount equal to the outstanding principal amount of the Note plus all accrued interest thereon (as defined below), plus all other ancillary amounts payable hereunder, together with all costs, including, without limitation, legal fees and expenses.

         Upon the Corporation's receipt of any Redemption Notice hereunder (other than during the three trading day period following the Corporation's delivery of a Redemption Announcement (as defined below) to all of the Holders in response to the Corporation's initial receipt of a Redemption Notice from a Holder of the Notes), the Corporation shall immediately (and in any event within three trading days following such receipt) deliver a written notice (a "REDEMPTION ANNOUNCEMENT") to all Holders of the Notes stating the date upon which the Corporation received such Redemption Notice and the amount of the Notes covered thereby. At any time and from time to time during such three trading day period, each Holder of the Notes may request (either orally or in writing) information from the Corporation with respect to the applicable Redemption Event (including, but not limited to, the aggregate principal amount outstanding of Notes covered by Redemption Notices received by the Corporation) and the Corporation shall furnish (either orally or in writing) as soon as practicable such requested information to such requesting Holder. In the event the Corporation is not able to redeem all of the outstanding Notes within five trading days after its receipt of a notice of redemption (a "REDEMPTION NOTICE") the Corporation shall repay the outstanding Notes to each Holder pro rata, based on the total amounts due under the Notes at the time of redemption included by such Holder in all Redemption Notices delivered prior to the date upon which such redemption is to be effected relative to the total amounts due under all Notes at the time of redemption included in all of the Redemption Notices delivered prior to the date upon which such redemption is to be effected; provided, however, the foregoing shall not constitute a waiver by any Holder of its rights to payment in full of the total Redemption Amount due under each such Holder's Notes pursuant to this Article VIII.

                                   ARTICLE IX
                                  MISCELLANEOUS

         A. FAILURE OR INDULGENCY NOT WAIVER. No failure or delay on the part of any Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise or of any other right, power or privilege.

         B. NOTICES. Any notices required or permitted to be given under the terms of this Note shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

                           If to the Corporation:

                           Lumenon Innovative Lightwave Technology, Inc. 8851 Trans-Canada Highway
                           St. Laurent, Quebec H45 1Z6
                           Canada
                           Attention:       Gary Moskovitz
                           Telecopy:        (514) 331- 4721

                           with copies to:

                           Davies Ward Phillips & Vineberg LLP
                           1501 McGill College Avenue, 26th Floor
                           Montreal, Quebec H3A 3N9

                           Attention:       Janet Ferrier, Esq.
                           Telecopy:        (514) 841-6499

                           and:

                           Hale and Dorr LLP
                           60 State Street
                           Boston, MA  02109
                           Attention:       John Burgess, Esq.
                           Telecopy:        (617) 526-5000

         If to the Holder, to the address set forth under such Holder's name on the signature page to the Securities Purchase Agreement executed by such Holder. Each party shall provide notice to the other parties of any change in address.

         C. AMENDMENT PROVISION. Except as set forth in Article III.D, this Note and any provision hereof may only be amended by an instrument in writing signed by the Corporation and all of the Holders. The term "Note" and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

         D. ASSIGNABILITY; ALLOCATION OF RESERVED AMOUNT; SELLING RESTRICTIONS. This Note shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns. The Reserved Amount shall be allocated pro rata among the Holders of the Notes based on the aggregate principal amount of Notes issued to each Holder. In the event a Holder shall sell or otherwise transfer any of such Holder's Notes, each transferee shall be allocated a pro rata portion of such transferor's Reserved Amount. Each increase to the Reserved Amount shall be allocated pro rata among the Holders of Notes based on the outstanding principal amount of Notes held by each Holder at the time of the increase in the Reserved Amount. Any portion of the Reserved Amount which remains allocated to any person or entity which does not hold any Notes shall be allocated to the remaining Holders of Notes, pro rata based on the outstanding principal amount of Notes then held by such Holders. Each transferee of this Note or any portion hereof shall be bound by the selling restrictions set forth in Section 4(k) of the Securities Purchase Agreement, which Section is incorporated herein by reference.

         E. COST OF COLLECTION. If default is made in the payment of this Note, the Corporation shall pay the Holder hereof costs of collection, including reasonable attorneys' fees.

         F. GOVERNING LAW; JURISDICTION. This Note shall be governed by and construed in accordance with the laws of the State of Delaware. The Corporation irrevocably consents to the jurisdiction of the United States federal courts and the state courts located in the State of Delaware in any suit or proceeding based on or arising under this Note and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Corporation irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Corporation further agrees that service of process upon the Corporation mailed by first class mail shall be deemed in every respect effective service of process upon the Corporation in any such suit or proceeding. Nothing herein shall affect the right of any Holder to serve process in any other manner permitted by law. The Corporation agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

         G. DENOMINATIONS. At the request of Holder, upon surrender of this Note, the Corporation shall promptly issue new Notes in the aggregate outstanding principal amount hereof, in the form hereof, in such denominations of at least $25,000 as Holder shall request.

         H. LOST OR STOLEN NOTES. Upon receipt by the Corporation from a Holder of (i) evidence of the loss, theft, destruction or mutilation of any Note and (ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of any Note, the Corporation shall execute and deliver a new Note of like tenor and date. However, the Corporation shall not be obligated to reissue such lost or stolen
Note if the Holder contemporaneously requests the Corporation to convert such Note.

         I.       [Intentionally Omitted.]

         J. RESTRICTIONS ON SHARES. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless (i) they first shall have been registered under the Securities Act and applicable state securities laws, (ii) the Corporation shall have been furnished with an opinion of legal counsel (in form, substance and scope customary for opinions in such circumstances) to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act or (iii) they are sold under Rule 144 under the Act. Except as otherwise provided in the Securities Purchase Agreement, each certificate for shares of Common Stock issuable upon conversion of this Note that have not been so registered and that have not been sold under an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS

                  OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED UNDER AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

Upon the request of a holder of a certificate representing any shares of Common Stock issuable upon conversion of this Note, the Corporation shall remove the foregoing legend from the certificate and issue to such holder a new certificate therefor free of any transfer legend, if (i) with such request, the Corporation shall have received either (A) an opinion of counsel, in form, substance and scope customary for opinions in such circumstances, to the effect that any such legend may be removed from such certificate, or (B) satisfactory representations from the Holder that the Holder is eligible to sell such security under Rule 144 or (ii) a registration statement under the Securities Act covering the resale of such securities is in effect. Nothing in this Note shall (i) limit the Corporation's obligation under the Registration Rights Agreement, or (ii) affect in any way the Holder's obligations to comply with applicable securities laws upon the resale of the securities referred to herein.

         K. STATUS AS NOTE HOLDER. Upon submission of a Notice of Conversion by a Holder of the Notes, (i) the principal amount of the Notes and the interest thereon covered thereby (other than any portion of the Notes, if any, which cannot be converted because their conversion could exceed such Holder's allocated portion of the Reserved Amount or Cap Amount) shall be deemed converted into shares of Common Stock as of the Conversion Date and (ii) the Holder's rights as a holder of such Notes shall cease and terminate (but only with respect to that portion of the Notes covered by such Notice of Conversion), excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Corporation to comply with the terms of the Notes. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the fifteenth trading day after the expiration of the Delivery Period with respect to a conversion of Notes for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Corporation within five trading days after the expiration of such fifteen trading day period) the portion of the principal amount and interest thereon subject to such conversion shall be deemed outstanding under the Notes and the Corporation shall, as soon as practicable, return the Notes to the Holder. In all cases, the Holder shall retain all of its rights and remedies for the Corporation's failure to convert the Notes.

         L. OBLIGATION TO CURE. If the Corporation is prohibited from issuing shares of Common Stock to a Holder for any reason, the Corporation shall immediately notify the Holders of Notes of such occurrence and shall take immediate action (including, if necessary, seeking the approval of its stockholders) to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or any of its securities on the Corporation's ability to issue shares of Common Stock.

         M. REMEDIES CUMULATIVE. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief, and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Note. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders of the Notes and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees, in the event of any such breach or threatened breach, that the Holders of the Notes shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

         N. TRADING DAYS. For purposes of this Note, the term "trading day" means any day on which NASDAQ or, if the Common Stock is not then traded on NASDAQ, the principal United States securities exchange or trading market where the Common Stock is then listed or traded, is open for trading.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, Borrower has caused this Convertible Note to be executed by its duly authorized officer.

                                   LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.


                                   By:      ___________________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT 1

                              NOTICE OF CONVERSION

To:      Lumenon Innovative Lightwave Technology, Inc.
         8851 Trans-Canada Highway
         St. Laurent, Quebec  H45 1Z6
         Canada
         Attention:  _________________________
         Telecopy:   (514) 331-3738

The undersigned hereby elects to convert $_____________ principal amount of the Note (the "CONVERSION"), into shares of common stock ("COMMON STOCK") of Lumenon Innovative Lightwave Technology, Inc. (the "CORPORATION") according to the conditions of the Convertible Note dated _____________, 2001 (the "NOTE"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will be all transfer taxes payable with respect thereto. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

The Corporation shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee (which is _____________) with DTC through its Deposit Withdrawal Agent Commission System ("DTC TRANSFER").

In the event of partial exercise, please reissue an appropriate Note(s) for the principal balance which shall not have been converted.

Check Box if Applicable:

           In lieu of receiving the shares of Common Stock issuable pursuant to this Notice of Conversion by way of DTC Transfer, the undersigned hereby requests that the Corporation issue and deliver to the undersigned or its nominee (if applicable) physical certificates representing such shares of Common Stock.

                Date of Conversion:________________________________________

                Applicable Conversion Price:_______________________________

                Amount of Accrued and Unpaid Interest
                on the Principal Amount to be converted, if any:____________________________________________________

                Default Amount to be converted, if any:____________________

                Number of Shares of
                Common Stock to be Issued:_________________________________

                Signature:_________________________________________________

                Name:______________________________________________________

                Address:___________________________________________________